United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$1,197,380
Realized Trading Gain (Loss) on Swaps	(1,503,713)
Unrealized Gain (Loss) on Market Value of Futures	(20,783,615)
Unrealized Gain (Loss) on Market Value of Swaps	(1,480,444)
Dividend Income	8,500
Interest Income	14,599
ETF Transaction Fees	18,000
Total Income (Loss)	$(22,529,293)

Expenses
General Partner Management Fees	$457,619
Brokerage Commissions	187,974
Tax Reporting Fees	122,977
Audit Fees	13,589
NYMEX License Fee	11,441
Non-interested Directors' Fees and Expenses	9,936
Prepaid Insurance Expense	7,403
Legal Fees	251
Total Expenses	$811,190
Net Income (Loss)	$(23,340,483)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 10/1/13	$940,178,857
Additions (11,800,000 Units)	215,985,904
Withdrawals (9,200,000 Units)	(174,725,556)
Net Income (Loss)	(23,340,483)

Net Asset Value End of Month	$958,098,722
Net Asset Value Per Unit (53,966,476 Units)	$17.75

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612